UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2026

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA, 02142

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 444-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2026, Enveric Biosciences, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors” and each, an “Investor”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) (i) 98,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,124,223 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) Series I warrants to purchase up to 2,222,223 shares of Common Stock (the “Series I Warrants,” and the shares issuable upon exercise thereof, the “Series I Warrant Shares”), and (iv) Series J warrants to purchase up to 2,222,223 shares of Common Stock (the “Series J Warrants,” together with the Series I Warrants, the “Warrants” and the shares issuable upon exercise thereof, the “Series J Warrant Shares,” together with the Series I Warrant Shares, the “Warrant Shares”).

The Warrants have an exercise price of $2.00 per share (subject to customary adjustments as set forth in the Warrants) and are exercisable immediately. The Series I Warrants will expire five (5) years following the effective date of the Resale Registration Statement (defined below), and the Series J Warrants will expire eighteen (18) months following the effective date of the Resale Registration Statement. The Warrants contain customary anti-dilution adjustments to the exercise price, including for share splits, share dividends, rights offering and pro rata distributions.

A holder of a Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full. A holder may not exercise any portion of the Pre-Funded Warrants to the extent the holder would exceed the Beneficial Ownership Limitation. A holder may increase or decrease this percentage with respect to Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

In the Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 30 days following the earliest of (i) the effective date of the registration statement covering the resale of the “Registrable Securities” as defined in the Registration Rights Agreement (defined below) (the “Resale Registration Statement”); (ii) the date the Shares and Warrant Shares have been sold pursuant to Rule 144; (iii) the one-year anniversary of the closing date; or (iv) the date all of the Shares and Warrant Shares are sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the exclusive placement agent in connection with the Private Placement under an Engagement Letter, dated as of December 8, 2024, as amended on January 14, 2025, June 5, 2025, November 10, 2025, and December 16, 2025 (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Private Placement, plus a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 7.0% of the aggregate number of shares of Common Stock placed in the Private Placement, equating to 155,556 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.8125 per share.

The Company agreed to indemnify the Placement Agent against certain liabilities relating to or arising out of the Placement Agent’s activities under the Engagement Letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of April 16, 2026, with each Investor, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of Shares, Pre-Funded Warrant Shares, and Warrant Shares, no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the Securities and Exchange Commission).

The Private Placement closed on April 17, 2026. The gross proceeds to the Company from the Private Placement are expected to be approximately $5.0 million, before deducting placement agent fees and expenses and estimated offering expenses payable by the Company, with the potential for up to approximately $8.9 million of additional aggregate gross proceeds upon the exercise in full of the Warrants. The Company intends to use the net proceeds received from the Private Placement for product development, working capital and general corporate purposes.

The foregoing descriptions of the terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Series I Warrants, the Series J Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Series I Warrants, the form of the Series J Warrants, the form of the Placement Agent Warrants, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K with respect to the issuance of (i) the Shares, (ii) the Pre-Funded Warrants, the Warrants, and the Placement Agent Warrants, (iii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (iv) the shares of the Common Stock issuable upon exercise of the Warrants, and (v) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, is incorporated herein by reference. Neither the issuance of the Shares, Pre-Funded Warrants, the Warrants, the Placement Agent Warrants, or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act or any state securities laws. The issuance of the Shares, the Pre-Funded Warrants, the Warrants, and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

Press Release

On April 16, 2026, the Company issued a press release announcing the pricing of the Private Placement. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On April 17, 2026, the Company issued a press release announcing the closing of the Private Placement. A copy of such press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series I Common Stock Purchase Warrant
4.3	Form of Series J Common Stock Purchase Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated April 16, 2026
99.2	Press Release, dated April 17, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2026	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker, Ph.D.
Chief Executive Officer